Exhibit 99.1

JOINT FILING AGREEMENT

     The undersigned persons hereby agree that reports on Schedule 13G, and amendments thereto, with respect to the Common Stock of eGAIN CORPORATION may be filed in a single statement on behalf of each of such persons, and further, each of such persons designates Juan Santamaria as its agent and Attorney-in-Fact for the purpose of executing any and all Schedule 13G filings required to be made by it with the Securities and Exchange Commission.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of this 22nd day of November, 2016.

IBIM2 LIMITED

BY:	/s/ Juan Santamaría
Juan Santamaria
Title: Director

IBIM1 LIMITED

BY:	/s/ Juan Santamaría
Juan Santamaria
Title: Director

INFORMATION BUSINESS INTEGRATION, A.G.

BY:	/s/ Juan Santamaría
Juan Santamaria
Title: Director

INVESTING PROFIT WISELY, S.L.

BY:	/s/ Juan Santamaría
Juan Santamaria
Title: CFO

BY:	/s/ D. Jose Sancho Garcia
D. Jose Sancho Garcia